EXHIBIT 23.1




                       CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in this Form 8-K of Storage Technology Corporation of our report dated January 28, 1994, included in the 1993 Form 10-K/A of Network Systems Corporation.

We also consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-19426, 33-32235, 33-32243, 33-37464, 33-
42817, 33-42818, 33-51764, 33-51756, 2-60117, 2-80183, 2-61333, 2-76167, 2-
89417, 33-50777, and 33-52197) of Storage Technology Corporation of our report dated January 28, 1994, with respect to the consolidated financial statements and schedules of Network Systems Corporation included in its Form 10-K/A for the year ended December 31, 1993.




ERNST & YOUNG LLP

Minneapolis, Minnesota
March 17, 1995